KATY NEWS
FOR IMMEDIATE RELEASE

KATY INDUSTRIES, INC.
REPORTS 2010 FIRST QUARTER RESULTS

BRIDGETON, MO – May 12, 2010 – Katy Industries, Inc. (OTC BB: KATY) today reported a net loss in the first quarter of 2010 of $2.2 million ($0.27 per share), versus a net loss of $2.4 million ($0.30 per share), in the first quarter of 2009.  Operating loss in accordance with GAAP was $2.0 million (6.0% of net sales) in the first quarter of 2010, compared to $2.0 million (5.8% of net sales) for the same period in 2009.  Excluding the non-cash impact of an adjustment to our LIFO reserves in both quarters, operating loss would have been $1.6 million in the first quarter of 2010, versus an operating loss of $3.2 million in the first quarter of 2009.

Financial highlights for the first quarter of 2010, as compared to the same period in the prior year, included:

•
Net sales in the first quarter of 2010 were $33.8 million, a decrease of $1.3 million, or 3.6%, compared to the same period in 2009.  Overall, this decline was a result of two fewer shipping days in the quarter (64 days in the three months ended April 2, 2010 versus 66 days in the three months ended April 3, 2009).

•
Gross margin was 11.8% in the first quarter of 2010, a decrease from 14.6% in the first quarter of 2009.  Gross margin was impacted by an unfavorable variance in our LIFO adjustment of $1.6 million resulting from an increase in resin prices.  Excluding the LIFO adjustment, gross margin increased 1.7 percentage points from the first quarter of 2009.  The increase was a result of improvements in productivity, including the related impact on material costs and scrap reduction, as well as better sourcing results from lower cost countries.

•
Selling, general and administrative expenses were $1.1 million lower in the first quarter of 2010 than in the first quarter of 2009.  The decrease was primarily due to prior year expenses associated with the transition and hiring of executive level personnel and a decrease in self-insurance accruals.

Operations used $1.7 million of free cash flow in the first quarter of 2010 compared to generating $1.2 million during the same period a year ago.  The fluctuation was a result of an increase in accounts receivable and inventories, partially offset by an increase in accounts payable.  The change in accounts receivable was due to increased sales from the fourth quarter of 2009 to the first quarter of 2010, and the increase in inventory was due to the timing of mop purchases.  The increase in accounts payable was primarily a result of improved payment terms with certain vendors and the timing of mop and resin purchases.  Free cash flow, a non-GAAP financial measure, is discussed further below.

Debt at April 2, 2010 was $18.0 million (62% of total capitalization), versus $15.8 million (54% of total capitalization) at December 31, 2009.

“Our first quarter operating loss excluding the LIFO adjustment reflects positive year over year improvement for the fifth consecutive quarter,” stated David J. Feldman, Katy's President and Chief Executive Officer.  “On the revenue side our sales per shipping day were flat versus the prior year which we believe is a positive sign that the economy is stabilizing.  We remain optimistic that our performance will continue to improve with further economic growth.”

Non-GAAP Financial Measures
To provide transparency about measures of Katy’s financial performance which management considers most relevant, the Company supplements the reporting of Katy’s consolidated financial information under GAAP with a non-GAAP financial measure, Free Cash Flow.  Free Cash Flow is defined by Katy as cash flow from operating activities less capital expenditures. A reconciliation of this non-GAAP measure to a comparable GAAP measure is provided in the “Statements of Cash Flows” accompanying this press release. This non-GAAP financial measure should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measure to analyze the Company’s performance would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both the GAAP and non-GAAP measures reflected below to understand and analyze the results of its business. Katy believes this measure is nonetheless useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward-looking statements include all statements of the Company’s plans, beliefs or expectations with respect to future events or developments and often may be identified by such words or phrases as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may,” “should,” “will,” “continue,” “is subject to,” or similar expressions.  These forward-looking statements are based on the opinions and beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the Company’s management.  Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business.  The forward-looking statements are subject to risks and uncertainties that may lead to results that differ materially from those expressed in any forward-looking statement made by the Company or on its behalf.  These risks and uncertainties include, without limitation, conditions in the general economy and in the markets served by the Company, including changes in the demand for its products; success of any restructuring or cost control efforts; an increase in interest rates; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers’ operations or other causes affecting availability of component materials or finished goods at reasonable prices; changes in product mix, costs and yields; labor issues at the Company’s facilities or those of its suppliers; legal claims or other regulator actions; and other risks identified from time to time in the Company’s filings with the SEC, including its Report on Form 10-K for the year ended December 31, 2009. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation focused on the manufacture, import and distribution of commercial cleaning products and consumer home products.

Company contact:
Katy Industries, Inc.
James W. Shaffer
(314) 656-4321

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS - UNAUDITED
(In thousands, except per share data)
	Three Months Ended
	April 2,	April 3,
	2010	2009

Net sales	$33,839	$35,092
Cost of goods sold	29,837	29,955
Gross profit	4,002	5,137
Selling, general and administrative expenses	6,033	7,164
Operating loss	(2,031)	(2,027)
Interest expense	(289)	(309)
Other, net	101	(73)
Loss before income tax benefit (provision)	(2,219)	(2,409)
Income tax benefit (provision)	33	(6)
Net loss	$(2,186)	$(2,415)

Loss per share of common stock - basic and diluted:
Net loss	$(0.27)	$(0.30)

Weighted average common shares outstanding - basic and diluted	7,951	7,951

Other Information:

LIFO adjustment expense (income)	$384	$(1,188)
Capital expenditures	$89	$186

	As of
	April 2,	April 3,
	2010	2009

Working capital	$(14,502)	$(5,647)
Working capital, exclusive of deferred tax assets and liabilities and debt
classified as current	$3,460	$4,810
Long-term debt, including current maturities	$17,962	$17,010
Stockholders' equity	$11,208	$17,004

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)

	April 2,	December 31,	April 3,
Assets	2010	2009	2009
Current assets:
Cash	$635	$747	$855
Accounts receivable, net	14,641	12,831	15,220
Inventories, net	16,854	16,195	15,808
Other current assets	1,217	1,144	1,136
Total current assets	33,347	30,917	33,019

Other assets:
Goodwill	665	665	665
Intangibles, net	3,878	4,010	4,355
Other	2,830	2,830	2,861
Total other assets	7,373	7,505	7,881

Property and equipment	101,623	101,435	101,799
Less: accumulated depreciation	(75,114)	(73,417)	(70,672)
Property and equipment, net	26,509	28,018	31,127

Total assets	$67,229	$66,440	$72,027

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$11,794	$10,476	$9,531
Book overdraft	702	1,285	1,776
Accrued expenses	17,391	16,866	16,902
Current maturities of long-term debt	6,511	6,899	1,500
Revolving credit agreement	11,451	8,856	8,957
Total current liabilities	47,849	44,382	38,666

Long-term debt, less current maturities	-	-	6,553
Other liabilities	8,172	8,739	9,804
Total liabilities	56,021	53,121	55,023

Stockholders' equity:
Convertible preferred stock	108,256	108,256	108,256
Common stock	9,822	9,822	9,822
Additional paid-in capital	27,324	27,246	26,951
Accumulated other comprehensive loss	(2,056)	(2,053)	(1,776)
Accumulated deficit	(110,701)	(108,515)	(104,812)
Treasury stock	(21,437)	(21,437)	(21,437)
Total stockholders' equity	11,208	13,319	17,004

Total liabilities and stockholders' equity	$67,229	$66,440	$72,027

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)
	Three Months Ended
	April 2,	April 3,
	2010	2009
Cash flows from operating activities:
Net loss	$(2,186)	$(2,415)
Depreciation and amortization	1,751	1,656
Amortization of debt issuance costs	96	96
Stock-based compensation	59	7
	(280)	(656)
Changes in operating assets and liabilities:
Accounts receivable	(1,780)	(1,479)
Inventories	(599)	4,032
Other assets	(177)	1,148
Accounts payable	1,293	(728)
Accrued expenses	526	(214)
Other	(566)	(749)
	(1,303)	2,010

Net cash (used in) provided by operating activities	(1,583)	1,354

Cash flows from investing activities:
Capital expenditures	(89)	(186)

Net cash used in investing activities	(89)	(186)

Cash flows from financing activities:
Net borrowings (repayments) on revolving loans	2,555	(131)
Decrease in book overdraft	(583)	(513)
Repayments of term loans	(388)	(375)

Net cash provided by (used in) financing activities	1,584	(1,019)

Effect of exchange rate changes on cash	(24)	23
Net (decrease) increase in cash	(112)	172
Cash, beginning of period	747	683
Cash, end of period	$635	$855

Reconciliation of free cash flow to GAAP Results:

Net cash (used in) provided by operating activities	$(1,583)	$1,354
Capital expenditures	(89)	(186)
Free cash flow	$(1,672)	$1,168